Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned Directors of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Samuel R. Patterson, George P. Long, III and Karen M. Barrett, and each of them, as such person’s true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Exchange Act of 1934, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”), in connection with the filing with the Commission of an Annual Report on Form 10-K of the Corporation for the fiscal year ended December 31, 2007 (the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as a member of the Board of Directors of the Corporation to the Form 10-K and such other form or forms as may be appropriate to be filed with the Commission as he or she may deem appropriate, together with all exhibits thereto, and to any and all amendments thereto and to any other documents filed with the Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms that said attorney-in-fact and agent, acting alone may lawfully do or cause to be done by virtue hereof.

WITNESS the due execution hereof by the following persons in the capacities indicated as of this 22nd day of February, 2008.

Name/Signature	Capacity

/s/ Richard O. Berndt Richard O. Berndt	Director

/s/ Charles E. Bunch Charles E. Bunch	Director

/s/ Paul W. Chellgren Paul W. Chellgren	Director

Robert N. Clay	Director

/s/ George A. Davidson, Jr. George A. Davidson, Jr.	Director

Kay Coles James	Director

/s/ Richard B. Kelson Richard B. Kelson	Director

/s/ Bruce C. Lindsay Bruce C. Lindsay	Director

/s/ Anthony A. Massaro Anthony A. Massaro	Director

/s/ Jane G. Pepper Jane G. Pepper	Director

/s/ Donald J. Shepard Donald J. Shepard	Director

/s/ Lorene K. Steffes Lorene K. Steffes	Director

/s/ Dennis F. Strigl Dennis F. Strigl	Director

/s/ Stephen G. Thieke Stephen G. Thieke	Director

Thomas J. Usher	Director

/s/ George H. Walls, Jr. George H. Walls, Jr.	Director

Helge H. Wehmeier	Director